EXHIBIT 99.2

I, James F. Verhey, Chief Financial Officer of Kaiser Ventures LLC, certify that:

1.    The Form 10-Q Report of Kaiser Ventures LLC for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Form 10-Q Report of Kaiser Ventures LLC for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: May 12, 2003	/s/ JAMES F. VERHEY James F. Verhey